Exhibit 10.10

Private & Confidential

Dated 29 June 2012

FIRST SUPPLEMENTAL AGREEMENT

relating to

a Loan of up to US$135,000,000

to

FONTVIEILLE SHIPHOLDING LIMITED

and

MONEGHETTI SHIPHOLDING LIMITED

provided by

THE BANKS AND FINANCIAL INSTITUTIONS

set out in schedule 1

Arranger and Account Bank

BNP PARIBAS (SUISSE) SA

Agent and Security Agent

BNP PARIBAS S.A.

Contents

Clause		Page

1	Definitions	2

2	Consent of the Creditors	4

3	Amendments to the Principal Agreement	5

4	Representations and warranties	9

5	Conditions	11

6	Relevant Parties’ confirmations	11

7	Expenses	11

8	Miscellaneous and notices	12

9	Applicable law	13

Schedule 1 Names and addresses of the Banks		14

Schedule 2 Documents and evidence required as conditions precedent		15

THIS FIRST SUPPLEMENTAL AGREEMENT is dated 29 June 2012 and made BETWEEN:

(1)	FONTVIEILLE SHIPHOLDING LIMITED, a company established under the laws of Hong Kong, whose registered office is at Room 3206, 32nd floor, Lippo Centre, Tower Two, No. 89 Queensway, Hong Kong (the “Fontvieille Borrower”) and MONEGHETTI SHIPHOLDING LIMITED, a company established under the laws of Hong Kong, whose registered office is at Room 3206, 32nd floor, Lippo Centre, Tower Two, No. 89 Queensway, Hong Kong (the “Moneghetti Borrower” and, together with the Fontvieille Borrower, the “Borrowers”) as joint and several borrowers;

(2)	EURONAV N.V., a company established under the laws of the Kingdom of Belgium, whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Kingdom of Belgium as corporate guarantor (in such capacity the “Euronav Guarantor”) and as commercial manager (in such capacity the “Commercial Manager”);

(3)	EURONAV SHIPMANAGEMENT (HELLAS) LTD., a corporation incorporated under the laws of the Republic of Liberia, whose registered office is at 80 Broad street, Monrovia, Liberia, with an established office in Greece under L89/67 situated at 69 Akti Miaouli, 185 37 Piraeus, Greece, as technical manager (the “Technical Manager” and together with the Commercial Manager the “Managers”);

(4)	BRETTA TANKER HOLDINGS INC. a company established under the laws of the Republic of Panama, whose registered office is at Morgan & Morgan, Calle 53, Urbanizacion Marbella, MM6 Tower, Piso 16, Panama, Republic of Panama as corporate guarantor (the “Bretta Guarantor” and together with the Euronav Guarantor, the “Corporate Guarantors”);

(5)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as banks (together the “Banks” and singly each a “Bank”);

(6)	BNP PARIBAS (SUISSE) SA, a company established under the laws of Switzerland, acting for the purposes of this Agreement through its office at Place de Hollande 2, P.O. Box CH-1211, Geneva 11, Switzerland as arranger and account bank (under each such capacity the “Arranger” and the “Account Bank”, respectively);

(7)	BNP PARIBAS S.A. (as replacement of BNP PARIBAS (SUISSE) SA), a company established under the laws of France whose registered office is at 16 Boulevard des Italiens 75009, Paris, France as agent (the “Agent”); and

(8)	BNP PARIBAS S.A. (as replacement of BNP PARIBAS (SUISSE) SA), a company established under the laws of France whose registered office is at 16 Boulevard des Italiens 75009, Paris, France as security agent (the “Security Agent” and together with the Agent and the Banks the “Creditors”).

WHEREAS:

(A)

this Agreement is supplemental to a loan agreement dated 23 April 2008 made between (1) the Borrowers, (2) the Banks, (3) the Agent, (4) the Security Agent, (5) the Account Bank and (6) the Arranger as amended and supplemented by a first supplemental letter dated 4 February 2010, a second supplemental letter dated 22 December 2010, an appointment agreement dated 4 May 2011 and a transfer certificate dated 4 May 2011 (together the “Principal Agreement”), relating to a loan facility of up to One hundred and thirty five million Dollars ($135,000,000) of which the amount of One hundred and twenty three million United States Dollars ($123,000,000) was advanced by the Banks to the Borrowers for the purposes stated therein and of which the principal amount outstanding at the date hereof is One hundred and eleven million two hundred and twenty thousand and one United States Dollars ($111,220,001). Pursuant to a transfer certificate dated 4 May 2011, BNP Paribas (Suisse) SA as lender has transferred all its rights and obligations under the Principal Agreement and the other Security Documents to BNP Paribas S.A.. Pursuant to an appointment agreement dated 4 May 2011, made between (inter alios) (1) the Borrowers, (2) the Agent, (3) the Account Bank, (4) BNP Paribas (Suisse) SA and

(5) BNP Paribas S.A., BNP Paribas (Suisse) SA resigned as agent and security agent and BNP Paribas S.A. was appointed as agent and security agent in its place in accordance with clause 16 of the Principal Agreement;

(B)	each of the Borrowers, the Guarantors and the Managers have requested that the Creditors consent to the following arrangements proposed by the Borrowers:

(a)	the temporary reduction of the Security Requirement (as defined in the Principal Agreement) from 120% to 100% for the period commencing on 1 January 2012 and ending on 31 December 2012; and

(b)	the revision of the repayment terms of the Loan in the manner set out in this Agreement; and

(C)	this Agreement sets out, inter alia, the terms and conditions upon which the Creditors shall provide their agreement:

(a)	to the temporary reduction of the Security Requirement (as defined in the Principal Agreement) from 120% to 100% for the period commencing on 1 January 2012 and ending on 31 December 2012;

(b)	to the revision of the repayment terms of the Loan in the manner set out in this Agreement; and

(c)	to certain consequential amendments and changes to the Principal Agreement as a result of the above and agreed to by the Borrowers, the Guarantors, the Managers and the Creditors.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Devon” means the motor vessel Devon a 2011 built, grt 81,427 tons, nrt 51,258 tons crude oil tanker, registered in the ownership of the Moneghetti Borrower under the laws and flag of the relevant Flag State with IMO Number 9516117;

“Devon Mortgage” means the first preferred Greek mortgage of Devon dated 5 January 2011, executed by the Moneghetti Borrower in favour of the Banks and the Agent as amended by the Devon Mortgage Addendum and the Devon Mortgage Transfer;

“Devon Mortgage Addendum” means the first mortgage addendum to the Devon Mortgage executed or (as the context may require) to be executed by the Moneghetti Borrower in favour of the Banks and the Agent in such form as the Agent may require in its sole discretion;

“Devon Mortgage Transfer” means the notarial deed of amendment dated 4 May 2011, executed before Christopher Gerard Higgins of Messrs Saville & Co., a Notary Public of the City of London, which was recorded at the Ship Mortgage Registry of Piraeus on 25 May 2011 pursuant to which BNP Paribas (Suisse) SA of Switzerland assigned absolutely to BNP Paribas S.A. of France all its rights, title and interest in the Devon Mortgage;

“Eugenie” means the motor vessel Eugenie a 2010 built, grt 81,427 tons, nrt 51,258 tons crude oil tanker, registered in the ownership of the Fontvieille Borrower under the laws and flag of the relevant Flag State with IMO Number 9516105;

“Eugenie Mortgage” means the first preferred Greek mortgage of Eugenie dated 9 February 2010, executed by the Fontvieille Borrower in favour of the Banks and the Agent as amended by the Eugenie Mortgage Addenda and the Eugenie Mortgage Transfer;

“Eugenie Mortgage Addendum” means the second addendum to the Eugenie Mortgage executed or (as the context may require) to be executed by the Fontvieille Borrower in favour of the Banks and the Agent in such form as the Agent may require in its sole discretion;

“Eugenie Mortgage Transfer” means the notarial deed of amendment dated 4 May 2011 and executed before Christopher Gerard Higgins of Messrs Saville & Co., a Notary Public of the City of London, which was recorded at the Ship Mortgage Registry of Piraeus on 25 May 2011 pursuant to which BNP Paribas (Suisse) SA of Switzerland assigned absolutely to BNP Paribas S.A. of France all its rights, title and interest in the Eugenie Mortgage;

“Effective Date” means the date, no later than 5 July 2012, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

“Loan Agreement” means the Principal Agreement, as amended and supplemented by this Agreement;

“Mortgage Addenda” means, together, the Devon Mortgage Addendum and the Eugenie Mortgage Addendum;

“Relevant Documents” means this Agreement, the Mortgage Addenda and any other documents to be executed in connection hereto;

“Relevant Parties” means the Borrowers, the Corporate Guarantors and the Managers and any other person (other than the Creditors) who is a party to a Relevant Document or, where the context so requires or permits, means any or all of them; and

“Ships” means, together, Devon and Eugenie and “Ship” means either of them.

1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.5.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4	words importing the plural shall include the singular and vice versa;

1.5.5	references to a time of day are to London time;

1.5.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.8	references to any enactment shall be deemed to include references to such enactment as reenacted, amended or extended.

2	Consent of the Creditors

The Creditors, relying upon the representations and warranties on the part of each Relevant Party contained in clause 4, agree with the Borrowers that, with effect on and from the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 5 July 2012 of the conditions contained in clause 5 and schedule 2, the Creditors:

(a)	agree and consent to the temporary reduction of the Security Requirement from 120% to 100% for the period commencing on 1 January 2012 and ending on 31 December 2012 (both inclusive);

(b)	the revision of the repayment terms of the Loan in the manner set out in clause 3; and

(c)	agree and consent to the amendments of the Principal Agreement on the terms set out in clause 3.

3	Amendments to the Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and the Principal Agreement (as so amended) will continue to be binding upon the Creditors and the Borrowers upon such terms (as so amended):

3.1.1	By deleting the definition of “Balloon Instalment” in clause 1.2. of the Principal Agreement and by replacing it with the following new definition of “Balloon Instalment”:

““Balloon Instalment” means, in relation to each Tranche, the balloon payment referred to in clause 4.1.1 in respect of that Tranche;”;

3.1.2	by deleting the definition of “Fontvieille Mortgage” in clause 1.2 of the Principal Agreement in its entirety and by replacing it with the following new definition of “Fontvieille Mortgage”:

““Fontvieille Mortgage” means the first preferred Greek mortgage of the Fontvieille Ship dated 9 February 2010, executed by the Fontvieille Borrower in favour of the Banks and the Agent as amended by the Fontvieille Mortgage Addenda and the Fontvieille Mortgage Transfer;”;

3.1.3	by deleting the definition of “Moneghetti Mortgage” in clause 1.2 of the Principal Agreement in its entirety and by inserting in its place the following new definition of “Moneghetti Mortgage”:

““Moneghetti Mortgage” means the first preferred Greek mortgage of the Moneghetti Ship dated 5 January 2011, executed by the Moneghetti Borrower in favour of the Banks and the Agent as amended by the Moneghetti Mortgage Addendum and the Moneghetti Mortgage Transfer;”;

3.1.4	by deleting in clause 1.2 of the Principal Agreement the definition of “Margin” and by inserting in its place the following new definition of “Margin”:

““Margin” means:

(a)	in relation to the Fontvieille Tranche:

(i)	from the date of this Agreement until 31 December 2011, one point one zero per cent (1.10%) per annum;

(ii)	from 1 January 2012 until 31 December 2012 (inclusive) two point five zero per cent (2.50%) per annum;”

(iii)	from 1 January 2013 and at all times thereafter, two per cent (2%) per annum;

(b)	in relation to the Mongehetti Tranche:

(i)	from the date of this Agreement until the Drawdown Date of the Moneghetti Delivery Advance, one point one zero per cent (1.10%) per annum;

(ii)	from the day after the Drawdown Date of the Moneghetti Delivery Advance and until 31 December 2011 (inclusive), one point six zero per cent (1.60%) per annum;

(iii)	from 1 January 2012 until 31 December 2012 (inclusive), two point five zero per cent (2.50%) per annum;

(iv)	from 1 January 2013 and at all times thereafter, two per cent (2%) per annum;”;

3.1.5	by inserting in the correct alphabetical order in clause 1.2 of the Principal Agreement the following new definitions of “Appointment Agreement”, “Effective Date”, “First Supplemental Agreement” “First Supplemental Letter”, “Fontvieille Mortgage Addenda”, “Fontvieille Mortgage Second Addendum”, “Fontvieille Mortgage Transfer”, “Moneghetti Mortgage Addendum”, “Moneghetti Mortgage Transfer”, “Second Supplemental Letter”, “Supplemental Agreements” and “Transfer Certificate”:

““Appointment Agreement” means the appointment agreement dated 4 May 2011, made between (inter alios) (1) the Borrowers, (2) the Agent, (3) the Account Bank, (4) BNP Paribas

(Suisse) SA of Switzerland and (5) BNP Paribas S.A. of France pursuant to which, inter alia, BNP Paribas (Suisse) SA resigned as agent and security agent and BNP Paribas S.A. was appointed as agent and security agent in accordance with clause 16 of the Loan Agreement;”;

““Effective Date” has the meaning given to “Effective Date” in the First Supplemental Agreement;”;

““First Supplemental Agreement” means the agreement dated 29 June 2012 supplemental to this Agreement, made between (1) the Borrowers, (2) the Guarantors, (3) the Managers, (4) the Banks, (5) the Agent, (6) the Arranger, (7) the Security Agent and (8) the Account Bank;”;

““First Supplemental Letter” means the letter dated 4 February 2010 supplemental to this Agreement addressed by the Agent to and agreed by (inter alios) the Borrowers and the Guarantors;”;

““Fontvieille Mortgage Addenda” means, together, the Fontvieille Mortgage Addendum and the Fontvieille Mortgage Second Addendum;”;

““Fontvieille Mortgage Second Addendum” means the second addendum to the Fontvieille Mortgage, executed or (as the context may require) to be executed by the Fontvieille Borrower in favour of the Banks and the Agent in such form as the Agent may require in its sole discretion pursuant to the terms of the Second Supplemental Agreement;”;

““Fontvieille Mortgage Transfer” means the notarial deed of amendment dated 4 May 2011 and executed before Christopher Gerard Higgins of Messrs Saville & Co., a Notary Public of the City of London, which was recorded at the Ship Mortgage Registry of Piraeus on 25 May 2011 pursuant to which BNP Paribas (Suisse) SA of Switzerland assigned absolutely to BNP Paribas S.A. of France all its rights, title and interest in the Fontvieille Mortgage;

““Moneghetti Mortgage Addendum” means the addendum to the Moneghetti Mortgage executed or (as the context may require) to be executed by the Moneghetti Borrower in favour of the Banks and the Agent in such form as the Agent may require in its absolute discretion pursuant to the terms of the Second Supplemental Agreement;”;

““Moneghetti Mortgage Transfer” means the notarial deed of amendment dated 4 May 2011, executed before Christopher Gerard Higgins of Messrs Saville & Co., a Notary Public of the City of London, which was recorded at the Ship Mortgage Registry of Piraeus on 25 May 2011 pursuant to which BNP Paribas (Suisse) SA of Switzerland assigned absolutely to BNP Paribas S.A. of France all its rights, title and interest in the Moneghetti Mortgage;

““Second Supplemental Letter” means the letter dated 22 December 2010 supplemental to this Agreement addressed by the Agent to and agreed by (inter alios) the Borrowers, the Guarantors and the Managers;”;

““Supplemental Agreements” means, together, the First Supplemental Agreement, the First Supplemental Letter, the Second Supplemental Letter, the Appointment Agreement and the Transfer Certificate”;”; and

““Transfer Certificate” means the certificate dated 4 May 2011 pursuant to which BNP Paribas (Suisse) SA of Switzerland as transferor agreed to transfer to BNP Paribas S.A. of France as transferee all its rights, title and interest as a Bank under the Loan Agreement and the Security Documents;”;

3.1.6	by inserting the words “the Supplemental Agreements,” after the words “this Agreement,” in the definition of “Security Documents” in clause 1.2 of the Principal Agreement;

3.1.7	by deleting the definition “Security Requirement” in clause 1.2 of the Principal Agreement and by replacing it with the following new definition:

““Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time:

(a)	during the period between 1 January 2012 and 31 December 2012 (inclusive), one hundred per cent (100%) of the Loan at such time; or

(b)	at any other time before and after the period referred to in paragraph (a) above, one hundred and twenty per cent (120%) of the Loan at such time;”;

3.1.8	by deleting clause 4.1.1 of the Principal Agreement in its entirety and by inserting in its place the following new clause 4.1.1:

“4.1.1 The Borrowers shall repay each Tranche by forty (40) repayment instalments, one such instalment to be repaid on each of the Repayments Dates for such Tranche as follows:

(a)	The Fontvieille Tranche

Subject to the provisions of this Agreement the amount of each of the first to the ninth repayment instalments (inclusive) for the Fontvieille Tranche shall be $781,111, the amount of each of the tenth to the thirty ninth repayment instalments (inclusive) for the Fontvieille Tranche shall be $1,000,000 and the amount of the fortieth and final repayment for the Fontvieille Tranche shall be $18,470,001 (comprising a repayment instalment of $1,000,000 and a balloon payment of $17,470,001); and

(b)	The Moneghetti Tranche

Subject to the provisions of this Agreement the amount of each of the first to the fifth repayment instalments (inclusive) for the Moneghetti Tranche shall $950,000, the amount of each of the sixth to thirty ninth repayment instalments (inclusive) for the Moneghetti Tranche shall be $1,000,000 and the amount of the fortieth and final repayment for the Moneghetti Tranche shall be $28,750,000 (comprising a repayment instalment of $1,000,000 and a balloon payment of $27,750,000);”

3.1.9	by inserting after clause 8.5 of the Principal Agreement the following new clause 8.6:

“8.6 Outstanding Interest

Pursuant to clause 2 of the Supplemental Agreement the Borrowers and the Banks have agreed to the increase of Margin from 1 January 2012 and at all times thereafter. As a result of such increase, the Borrowers are required to pay to the Banks for the period from 1 January 2012 until the Effective Date an additional amount of interest of $355,459.92 (as regards the Fontvieille Tranche) and of $293,758.75 (as regards the Moneghetti Tranche) and the Borrowers and the Banks hereby agree that such amount is payable by the Borrowers to the Agent (for and on behalf of the Banks) in the following instalments and on the following dates:

(a)	in respect of the Fontvieille Tranche:

(i)	the amount of $177,729.96 on 4 August 2012; and

(ii)	the amount of $177,729.96 on 4 November 2012; and

(b)	in respect of the Moneghetti Tranche:

(i)	the amount of $97,919.25 on 6 July 2012;

(ii)	the amount of $97,919.25 on 30 September 2012; and

(iii)	the amount of $97,920.25 on 30 December 2012.”;

3.1.10	by deleting clause 8.3.12 of the Principal Agreement in its entirety and by inserting in its place the following new clause 8.3.12:

“8.3.12 Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders, or declare or pay any dividends to their shareholders if an Event of Default shall have occurred and be subsisting at the time of declaration or payment of such dividends or would occur as a result thereof Provided however that neither Borrower may or will declare or pay dividends or distributions to its shareholders within the period commencing on 1 January 2012 and ending on 31 December 2012 in any event (and irrespective of whether an Event of Default has occurred or not during such period or would occur as a result of the same);

3.1.11	by adding the words “or 8.6” after the words “or 8.5” in clause 10.1.2 of the Principal Agreement;

3.1.12	by deleting in paragraph (b) of clause 17.1.3 of the Principal Agreement the words “and/or Agent” and the words “and/or Security Agent”;

3.1.13	by inserting after paragraph (c) of clause 17.1.3 of the Principal Agreement the following new paragraph (d) and (e);

“(d)	if to the Agent at:

BNP Paribas S.A. 21 Place du Marché Saint Honoré 75001 Paris France

Fax No.:	+33 1 42 98 43 17
Attention:	Mr. Pierre Masse / Mrs. Murielle Meunier”; and

(e)	if to the Security Agent at:

BNP Paribas S.A. Transportation Group Middle-Office ACI: CAT02A1 16, rue de Hanovre 75078 Paris Cedex 02 France

Fax No.:	+33 (0) 142 98 43 55
Email:	tgmo.shipping@bnpparibas.com”; and

3.1.14	by deleting schedule 1 of the Principal Agreement and by inserting in its place the following new schedule 1:

Name	Lending office and contact details	Commitment ($)

BNP Paribas S.A. (as transferee of BNP Paribas (Suisse) SA)	Lending Office 16 Boulevard des Italiens 75009 Paris France Address for Notices Transportation Group Middle-Office ACI: CAT02A1 16, rue de Hanovre 75078 Paris Cedex 02 France Fax: +33 (0) 1 42 98 43 55 E-mail: tgmo.shipping@bnpparibas.com	70,000,000

Alpha Bank A.E.	Lending Office 89 Akti Miaouli 185 38 Piraeus Greece Address for Notices 89 Akti Miaouli 185 38 Piraeus Greece Fax No: +30 210 429 0348 Attn: Shipping Division, Branch 960	65,000,000

	Total Commitment	135,000,000

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantees were true and correct on the date of the Principal Agreement and on the date of each of the Corporate Guarantees, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the memorandum and articles of association or other constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda), the choice of the law of the relevant Flag State to govern each Mortgage Addendum and the submission therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the Greek courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under the Relevant Documents to which it is a party has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the Principal Agreement and clause 4 of each of the Corporate Guarantees shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consents and waiver of the Creditors and the other arrangements referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative, on or before 5 July 2012, of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consents and waiver of the Creditors and the other arrangements referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Creditors and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6	Relevant Parties’ confirmations

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement and the consents and waiver of the Creditors and the other arrangements contained in this Agreement and further acknowledges and agrees that:

6.1.1	each of the Security Documents to which such Relevant Party is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement and the waiver of the Creditors and the other arrangements contained in this Agreement; and

6.1.2	with effect from the Effective Date, references to “the Agreement” or the “Loan Agreement” (or such other equivalent or similar references) in any of the other Security Documents to which such Relevant Party is a party shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

7	Expenses

7.1	Expenses

The Borrowers jointly and severally agree to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3	Stamp and other duties

Each of the Borrowers jointly and severally agree to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes (other than taxes on the overall net income, profits or gains of the Creditors imposed in the jurisdiction in which such Creditors’ principal or lending office under the Loan Agreement is located) payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Borrowers, the Corporate Guarantors, the Manager or any of them hereunder shall be sent to the same address as the address indicated for the “Borrowers” in the said clause 17.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that the other Borrower which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release either of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with either of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors against the other Borrower.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Unisea Maritime Ltd. at present of 14 Heafort Place, London, SW1A 7DH, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties hereto further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed as a deed on the date first above written.

Schedule 1

Names and addresses of the Banks

Name	Address for Notices

BNP Paribas S.A. (as transferee of BNP Paribas (Suisse) SA)	BNP Paribas S.A. Transportation Group Middle-Office ACI : CAT02A1 16, rue de Hanovre 75078 Paris Cedex 02 France

	Fax:	+33 (0) 1 42 98 43 55
	E-mail:	tgmo.shipping@bnpparibas.com

Alpha Bank A.E.	89 Akti Miaouli 18538 Piraeus Greece

	Fax:	+30 210 4290348
	Attn:	Shipping Division, Branch 960

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each Relevant Party, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified by an officer of each such Relevant Party, as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors or adopted of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate from an officer of each Relevant Party stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by such Relevant Party or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which it is or will be a party;

3	Legal opinions

such legal opinions in relation to the laws of Hong Kong and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate;

4	Relevant Documents

the Relevant Documents (together with any other documents to be executed pursuant thereto), each duly executed;

5	Mortgage Addenda registration

evidence that each of the Mortgage Addenda has been registered against the relevant Ship through the relevant Registry; and

6	Process agent

a letter from each of the Relevant Parties’ agent for receipt of service of proceedings accepting its appointment under the Relevant Documents in which it is or is to be appointed as such Relevant Party’s process agent.

Borrowers
EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of FONTVIEILLE SHIPHOLDING LIMITED in the presence of:	) ) ) )

Attorney-in-fact

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address: Occupation:

EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of MONEGHETTI SHIPHOLDING LIMITED in the presence of:		) ) ) )

Attorney-in-fact

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address:
Occupation:

Security Parties
EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of EURONAV N.V., as Corporate Guarantor in the presence of:

)
)

		)	Attorney-in-fact
)
)

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address:
Occupation:

EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of BRETTA TANKER HOLDINGS INC. as Corporate Guarantor in the presence of:		)
)

		)	Attorney-in-fact
)
)

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address:
Occupation:

EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of EURONAV N.V. as Commercial Manager in the presence of:		) ) ) ) )

Attorney-in-fact

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address: Occupation:

EXECUTED as a DEED by N. KONTOUDAKI for and on behalf of EURONAV SHIPMANAGEMENT (HELLAS) LTD. as Technical Manager in the presence of:		) ) ) ) )

Attorney-in-fact

Witness	N.A. MAKRIS
Name:	NORTON ROSE LLP
Address:
Occupation:

Arranger, Account Bank, Security Agent
SIGNED by N.A. MAKRIS for and on behalf of BNP PARIBAS (SUISSE) SA as Arranger and Account Bank		) ) ) )

Attorney-in-fact

SIGNED by N.A. MAKRIS for and on behalf of BNP PARIBAS S.A. (as replacement of BNP PARIBAS (SUISSE) SA) as Security Agent Creditors		) ) ) ) )

Attorney-in-fact

SIGNED by C. KOKKINIS and by K.SOTIRIOV for and on behalf of ALPHA BANK A.E. as Bank		) ) ) ) )

Authorised Signatory

Authorised Signatory

SIGNED by N.A. MAKRIS for and on behalf of BNP PARIBAS S.A. (as transferee of BNP PARIBAS (SUISSE) SA) as Bank		) ) ) ) )

Attorney-in-fact

SIGNED by N.A. MAKRIS for and on behalf of BNP PARIBAS S.A. (as replacement of BNP PARIBAS (SUISSE) SA) as Agent	)
)

	)	Attorney-in-fact
)
)